UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      September 4, 2014

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the Anixter International Inc. 2010 Stock Incentive Plan and the Anixter International Inc. 2006 Stock Incentive Plan
On September 4, 2014 (the “Effective Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Anixter International Inc. (the “Company”) approved amendments (the “Amendments”) to the Anixter International Inc. 2010 Stock Incentive Plan and the Anixter International Inc. 2006 Stock Incentive Plan (the “Plans”). The Amendments provide that upon a Change in Control (as defined below), all awards granted pursuant to the Plans that are outstanding as of the date immediately prior to the Change in Control shall automatically and fully vest and become exercisable. The Amendments apply to all awards that are outstanding on the Effective Date as well as awards granted under the Plans after the Effective Date.
A Change in Control is defined by the Amendments as (1) any Person (as defined in the Plans) acquiring a beneficial ownership of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); but excluding (i) any acquisition directly from the Company, (ii) any acquisition by the Company or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (2) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board will be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board will be deemed to have been a member of the Incumbent Board; (3) any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total “Gross Fair Market Value” (as defined in the Amendments) equal to or more than 51% of the total Gross Fair Market Value of all of the Company immediately before such acquisition or acquisitions; or (4) there is consummated a reorganization, merger or consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), that results in the Outstanding Voting Securities immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such Business Combination.
Except as described above, the Amendments do not modify the Plans in any other respect.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, conditions and provisions contained in the Amendments and the Plans, and is subject to and qualified in its entirety by reference to the complete text of (1) the Plans, which are filed as Exhibit 10.1 to the Company’s 10-Q for the quarterly period ending June 30, 2006, and pages A-1 through A-3 of the Company’s Proxy Statement filed on April 8, 2010, respectively, and (2) the Amendments, copies of which are filed herewith as Exhibits 10.1 and 10.2, each of which are incorporated herein by reference.
Change in Control Severance Agreements
On September 4, 2014, the Company entered into a Change in Control Severance Agreement (the “Severance Agreements”) with certain key executives, including each of the Company’s Named Executive Officers: Robert J. Eck, President and Chief Executive Officer; Theodore A. Dosch, Executive Vice President and Chief Financial Officer; William A. Galvin, Executive Vice President; Giulio Berardesca, Executive Vice President and William A. Standish, Executive Vice President.
Each Severance Agreement provides that, subject to the Company receiving a general release of claims from the executive and subject to certain restrictive covenants (in each case, as outlined in the Severance Agreement), in the event the executive’s employment is terminated by the Company without “Cause”; by the executive for “Good Reason”; due to the executive’s death; or due to the executives “Disability” (each term, as defined in the Severance Agreement) within 18 months following a Change in Control (as described above and defined in the Severance Agreement), the executive will be entitled to the following: (1) a lump-sum cash payment equal to, 2.0 times for Messrs. Eck and Dosch and 1.5 times for Messrs. Galvin, Berardesca and Standish, the sum of (a) the greater of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or the date of the Change in Control; and (b) the greater of the executive’s target annual bonus for the year in which the executive was terminated or the year in which the Change in Control occurred; (2) an amount equal to the pro-rated annual target bonus for actual days of service for the year of termination; (3) continued health coverage for a period of 24 months for Messrs. Eck and Dosch and 18 months for Messrs. Galvin, Berardesca and Standish, at the same premium cost as in effect immediately prior to the executive’s termination date; and (4) a lump sum cash payment of up to $15,000, intended to reimburse the executive for fees incurred with respect to outplacement services.
In addition, the Severance Agreement provides that the executive will be entitled to the severance amounts listed above in items (1) through (4) if the executive’s employment is terminated by the Company without Cause at the direction or request or any person or group contemplating a Change in Control, and a Change in Control in fact occurs within 12 months of the direction or request to terminate.
The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Severance Agreements, and is subject to and qualified in its entirety by reference to the complete text of the Severance Agreements, a copy of the form of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.
Resignation of Director
On September 4, 2014, Mr. Matthew Zell resigned from his position as Director of the Company, which resignation was effective on that date. Mr. Zell’s resignation was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Anixter International Inc. 2006 Stock Incentive Plan.
10.2	First Amendment to the Anixter International Inc. 2010 Stock Incentive Plan.
10.3	Change in Control Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

September 10, 2014	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Anixter International Inc. 2006 Stock Incentive Plan.
10.2	First Amendment to the Anixter International Inc. 2010 Stock Incentive Plan.
10.3	Change in Control Severance Agreement.